UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

ISSUER DIRECT CORPORATION
(Name of Registrant As Specified In Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

ISSUER DIRECT CORPORATION
500 Perimeter Park Drive, Suite D
Morrisville, North Carolina 27560

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Notice of Written Consent of Shareholders in Lieu of
Special Meeting of Shareholders

This Information Statement is being furnished by Issuer Direct Corporation, a Delaware Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of as of the close of business on February 10, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated February 10, 2017 (the “Written Consent”) of stockholders of the Company owning common and preferred shares that represent a majority of the outstanding votes of the capital stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized an amendment to our Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100,000,000 shares to 20,000,000 shares and to decrease the number of authorized shares of Preferred Stock from 30,000,000 shares to 1,000,000 shares (the “Decrease Amendment”).

The Written Consent constitutes the consent of a majority of the votes at any meeting of stockholders, and is sufficient under the Delaware Corporation Law and the Company’s Certificate of Incorporation to approve the Decrease Amendment. Accordingly, the Decrease Amendment is not being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on the date of filing of the Certificate of Amendment that the Company will file with the Delaware Secretary of State to effect the Decrease Amendment (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Issuer Direct Corporation.

By Order of the Board of Directors,
/s/ Brian R. Balbirnie
Brian R. Balbirnie, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about February 27, 2017, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Delaware General Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Decrease Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 2,904,114 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On February 9, 2017, our board of directors (the “Board of Directors”) unanimously executed a written consent approving the Decrease Amendment and recommended that the Stockholders approve the Decrease Amendment. In connection with the adoption of this resolution, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), the Consenting Stockholders voted in favor of the Decrease Amendment in a written consent dated February 10, 2017. The Consenting Stockholders are the record or beneficial owner of 1,504,110 shares of Common Stock, which represents 51.8% of the total votes entitled to be case at any meeting of Stockholders. No consideration was paid for the consents. The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Percent of Total Votes

Red Oak Partners, LLC (1)	632,422	21.8%
Brian R. Balbirnie (2)	620,588	21.4%
James Michael (3)	251,100	8.6%
Total	1,504,110	51.8%
 _______________

(1)
Consists of (i) 254,762 shares of Common Stock held by The Red Oak Fund, L.P., (ii) 112,000 shares of Common Stock held by The Red Oak Long Fund, L.P. and (iii) 265,660 shares of Common Stock held by Pinnacle Capital Partners, LLC. Red Oak Partners, LLC (“Red Oak Partners”) is the general partner of each of these funds and David Sandberg, a member of our Board Directors from August 2013 through August 2016, is the managing member of Red Oak Partners and, therefore, may be deemed to share voting and dispositive power over the shares held by Red Oak Partners. The address for these entities is 1969 SW 17th St., Boca Raton, Florida 33486, Attn: David Sandberg.

(2)
Mr. Balbirnie is the Company’s Chief Executive Officer and also a member of the Company’s Board of Directors.

(3)
Mr. Michael is the Company’s Vice President of Sales, North America.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Decrease Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-day period mandated by Rule 14c-2 and the provisions of the Delaware General Corporation Law, file the Decrease Amendment with the Delaware Secretary of State’s Office. The Decrease Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 30,000,000 shares of Preferred Stock, of which there were 2,904,114 shares of Common Stock and no shares of Preferred Stock outstanding as of the Record Date.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our Preferred Stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board, without further stockholder approval, may issue Preferred Stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of Preferred Stock in a series which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of Preferred Stock are outstanding. Currently, the Company has neither designated nor outstanding shares of Preferred Stock. Additionally, it has no current plans to either designate a series of Preferred Stock or issue any shares of Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 10, 2017, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our named executive officers, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560.

	Number of
	Shares		Percentage
Name of Beneficial Owner	Owned (1)		Owned (1)

Brian R. Balbirnie (2)(3)	622,568	(5)	21.4%
Steven Knerr (2)	32,500	(6)	1.1%
Andre M. Boisvert (3)	40,000		1.4%
William H. Everett (3)	60,400	(7)	2.0%
J. Patrick Galleher (3)	56,000	(8)	1.9%
James Michael (4)	251,100		8.6%
All officers, directors, and management as a group (6 persons)	1,062,568		35.0%

Other 5% or greater beneficial holders:
Red Oak Partners, LLC (9)	632,422		21.8%
Yorkmont Capital Partners, LP	284,765		9.8%

(1)
Applicable percentage of ownership is based on a total of 3,157,134 shares of common stock, which consist of 2,904,114 shares of common stock outstanding on February 10, 2017, plus shares that are beneficially owned as of that date. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon restricted stock units and the exercise of stock options exercisable currently or within 60 days of February 10, 2017 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)
Named Executive Officer.
(3)
Member of Board of Directors.
(4)
Vice President of Sales, North America.
(5)
Includes 1,666 restricted stock units and options issued to spouse to purchase 314 shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2017.
(6)
Includes 5,000 restricted stock units and options to purchase 22,500 shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2017.

Includes 16,667 restricted stock units and options to purchase 35,000 shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2017.
(8)
Includes 16,667 restricted stock units and options to purchase 30,000 shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2017.
(9)
Consists of (i) 254,762 shares of Common Stock held by The Red Oak Fund, L.P., (ii) 112,000 shares of Common Stock held by The Red Oak Long Fund, L.P. and (iii) 265,660 shares of Common Stock held by Pinnacle Capital Partners, LLC. Red Oak Partners, LLC (“Red Oak Partners”) is the general partner of each of these funds and David Sandberg, a member of our Board Directors from August 2013 through August 2016, is the managing member of Red Oak Partners and, therefore, may be deemed to share voting and dispositive power over the shares held by Red Oak Partners. The address for these entities is 1969 SW 17th St., Boca Raton, Florida 33486, Attn: David Sandberg.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

Summary of Decrease Amendment

On February 9, 2017, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Certificate of Incorporation, which amends our current Certificate of Incorporation to decrease our authorized shares of Common Stock from 100,000,000 shares to 20,000,000 shares and our authorized shares of Preferred Stock from 30,000,000 shares to 1,000,000 shares (the “Decrease Amendment”). The Consenting Stockholders approved the Decrease Amendment pursuant to a Written Consent dated as of February 10, 2017.

Purpose of Deceasing the Company’s Authorized Shares of Common Stock and Preferred Stock

The Company is incorporated in the State of Delaware. The State of Delaware’s formula for determining the amount of franchise taxes that are due by Delaware corporations places undue weight on the number of authorized shares of capital stock. As a result, the Company had to pay a significant Delaware franchise tax in 2016 and prior years, and will most likely have to pay a significant amount in future years under its current capital structure. The Company has a large number of authorized but unissued Common Stock and Preferred Stock, which it does not have plans of issuing in the foreseeable future. Therefore, the Board of Directors determined, based on a recommendation from management, that it was advisable to reduce its authorized shares down to a realistic level in order to reduce its Delaware franchise taxes this fiscal year and for future years. The Board and management believes even at the reduced level the Company will have sufficient capital stock to issue for any corporate purpose for the foreseeable future.

Advantages and Disadvantages of Decreasing Authorized Shares

There are certain advantages and disadvantages of voting for a decrease in the Company’s authorized Common Stock and Preferred Stock. The only advantage is the fact that the Company will pay lower Delaware franchise taxes in 2017 and future years. The only disadvantage is that the Company will have to incur the expense and delay of obtaining shareholder approval of a further amendment to its Certificate of Incorporation in future years in the event it wants or needs to issue shares of Common Stock or Preferred Stock in excess of the number that will be authorized after the Decrease Amendment is filed.

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